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Exhibit 99.2

The Company

Overview

        Globalstar, Inc. ("we," "us" or the "Company") provides Mobile Satellite Services ("MSS") including voice and data communications services globally via satellite. By providing wireless communications services in areas not served or underserved by terrestrial wireless and wireline networks and in circumstances where terrestrial networks are not operational due to natural or man-made disasters, we seek to meet our customers' increasing desire for connectivity. We offer voice and data communication services over our network of in-orbit satellites and our active ground stations ("gateways"), which we refer to collectively as the Globalstar System.

        We currently provide the following communications services via satellite. These services are available only with equipment designed to work on our network:

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  two-way voice communication and data transmissions ("Duplex") using mobile or fixed devices; and

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  one-way data transmissions ("Simplex") using a mobile or fixed device that transmits its location and other information to a central monitoring station, including certain SPOT and Simplex products.

        Our constellation of Low Earth Orbit ("LEO") satellites includes second-generation satellites, which were launched and placed into service during the years 2010 through 2013 after a $1.1 billion investment, and certain first-generation satellites. We designed our second-generation satellites to last twice as long in space, have 40% greater capacity and be built at a significantly lower cost compared to our first-generation satellites. We achieved this longer life by increasing the solar array and battery capacity, using a larger fuel tank, adding redundancy for key satellite equipment, and improving radiation specifications and additional lot level testing for all susceptible electronic components, in order to account for the accumulated dosage of radiation encountered during a 15-year mission at the operational altitude of the satellites. The second-generation satellites use passive S-band antennas on the body of the spacecraft providing additional shielding for the active amplifiers which are located inside the spacecraft, unlike the first-generation amplifiers that were located on the outside as part of the active antenna array. Each satellite has a high degree of on-board subsystem redundancy, an on-board fault detection system and isolation and recovery for safe and quick risk mitigation.

        Due to the specific design of the Globalstar System (and based on customer input), we believe that we offer one of the best voice quality among our peer group. We define a successful level of service for our customers by their ability to make uninterrupted calls of average duration for a system-wide average number of minutes per month. Our goal is to provide service levels and call success rates equal to or better than our MSS competitors so our products and services are attractive to potential customers. We define voice quality as the ability to easily hear, recognize and understand callers with imperceptible delay in the transmission. By this measure, we believe our system outperforms geostationary ("GEO") satellites used by some of our competitors. Due to the difference in signal travel distance, GEO satellite signals must travel approximately 42,000 additional nautical miles, which introduces considerable delay and signal degradation to GEO calls. For our competitors using cross-linked satellite architectures, which require multiple inter-satellite connections to complete a call, signal degradation and delay can result in compromised call quality as compared to that experienced over the Globalstar System.

        We designed our second-generation ground network, when combined with our second-generation products, to provide our customers with enhanced future services featuring increased data speeds of up to 256 kbps, with initial services up to 72 kbps, as well as increased capacity. The second-generation ground network is an Internet protocol multimedia subsystem ("IMS") based solution providing such industry standard services as voice, Internet, email and short message services ("SMS").

        We compete aggressively on price. We offer a range of price-competitive products to the industrial, governmental and consumer markets. We expect to retain our position as a cost-effective, high quality leader in the MSS industry. Our next-generation products under development include Duplex, SPOT and Simplex products, including:

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  Sat-Fi (expected to be released in 2018)

    Like the original Sat-Fi, the next-generation Sat-Fi will be designed to allow smartphones, laptops and tablets with Wi-Fi to connect to the Globalstar network for voice and data services outside terrestrial network coverage areas, and is expected to be the first product to operate using our second-generation ground infrastructure resulting in higher speeds, enhanced capacity and improved performance.

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  Two-way SPOT (expected to be released in 2018)

    We are designing the next SPOT device with a new keyboard functionality to allow subscribers to send and receive SMS message along with the traditional tracking and SOS functions to continue to appeal to consumers.

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  Simplex (expected to be released in 2018)

    Partnering with existing companies, including Carmanah, we are developing IoT-focused Simplex products to connect into existing user bases and accelerate deployment of a Globalstar IoT product suite. We expect the new solar-powered devices will be designed to support larger and more frequent data transmission capabilities to enable a longer field life than existing devices. The new solar-powered devices are also expected to take advantage of our network's ability to support over 10 billion transmissions daily assuming an average message size of 90 characters. We are also developing machine-to-machine ("M2M") products that support two-way communications allowing for both tracking and control of assets in our coverage footprint.

        Our satellite communications business, by providing critical mobile communications to our subscribers, serves principally the following markets: recreation and personal; government; public safety and disaster relief; oil and gas; maritime and fishing; natural resources, mining and forestry; construction; utilities; and transportation. Currently, we believe there are approximately 4 billion people who live, work or play in areas not connected by cellular service and the population over two-thirds of the world's landmass without reliable connectivity.

        Our products and services are sold through a variety of independent agents, dealers and resellers, and IGOs. We also have distribution relationships with a number of "Big Box" and online retailers and other similar distribution channels.

Licensed Spectrum Overview

        We have access to a world-wide allocation of radio frequency spectrum through the international radio frequency tables administered by the International Telecommunications Union ("ITU"). In the United States, the FCC has authorized us to operate our first-generation satellites in 25.225 MHz of radio spectrum comprising two blocks of non-contiguous radio frequencies in the 1.6/2.4 GHz band commonly referred to as the "Big LEO" Spectrum Band. We licensed and registered our second-generation satellites in France. In March 2011, we obtained all authorizations necessary from the the Federal Communications Commission ("FCC") to operate our domestic gateways with our second-generation satellites.

  Terrestrial Authority for Globalstar's Licensed 2.4GHz Spectrum

        In December 2016, the FCC unanimously adopted a Report & Order permitting us to provide terrestrial broadband services over 11.5 MHz of our licensed Mobile Satellite Services spectrum at 2483.5 to 2495 MHz, covering approximately 320 million points of presence ("POPs"), representing 3.7 billion MHz POPs. As provided in that Report & Order, we filed applications to modify our existing MSS licenses in April 2017 in order to obtain the terrestrial authorization permitted in the Report & Order. The FCC placed our applications on public notice in May with a comment cycle that ended in July 2017. In August 2017, the FCC granted Globalstar's MSS license modification application and granted Globalstar authority to provide terrestrial broadband services over its satellite spectrum at 2483.5 MHz to 2495.0 MHz. The FCC modified Globalstar's space station authorization to include a terrestrial low-power ATC network using authorized Big LEO mobile-satellite service spectrum. Globalstar's MSS licenses, including its terrestrial authority, are valid until October 2024 and will need to be renewed at that time. In addition, we will need to comply with certain conditions in order to provide terrestrial broadband service under our MSS licenses, including obtaining FCC certifications for our equipment that will utilize this spectrum authority. We believe our MSS spectrum position provides potential for harmonized terrestrial authority across many international regulatory domains. We are seeking similar approvals in various foreign jurisdictions and have applied for licenses in countries serving 375 million consumers, or approximately 6.2 billion MHz POPs. Additionally, Globalstar has commenced diligence efforts in countries representing an aggregate population of approximately 425 million. See "Forward-Looking Information" and "Risk Factors—Risk Factors Related to Government Regulations—Our business plan to use our licensed MSS spectrum to provide terrestrial wireless services depends upon action by third parties, which we cannot control."

        We expect our terrestrial authority will allow future partners to develop high-density dedicated, small cell deployments using the TD-LTE protocol that eliminates the need for paired spectrum. Conventional commercial spectrum allocations must meet minimum population coverage requirements, which effectively prohibits the exclusive use of most carrier spectrum for dedicated small cell. In addition, low frequency carrier spectrum is not physically well suited to high-density small cell topologies, while mmWave spectrum is sub-optimal given range and attenuation limitations. We believe our license in the 2.4 GHz band, holds physical, regulatory, and ecosystem qualities that distinguish us from other current and anticipated allocations, and is well positioned to balance favorable range, capacity and attenuation characteristics.

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  Propagation and Interference—The 2.4 GHz propagation characteristics are favorable for small cell applications, and our FCC license category provides protection from interference.

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  Small Cell Exclusivity—We believe our regulatory flexibility will help allow the development of resources exclusively to small cell applications with dedicated high quality spectrum, which are expected to use low cost device transceivers. Historically, sharing spectrum across both macro and small cell layers introduced interference limitations that compromise network performance.

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  Rapid LTE Ecosystem—Our spectrum is compatible with existing chipset architectures.

Ecosystem Development

        In 2017, we became a member of the US-based organizational partner, Alliance for Telecommunications Industry Solutions, and we are also an active member of 3GPP, the global wireless standards body who works to produce standards fo equipment and wireless protocols, including LTE, to ensure maximum efficiency across regulatory and geographic domains. While our spectrum is capable of being operational without 3GPP approval, we believe future partners value an approval. We expect to have the support of chipset and infrastructure providers and others in this process, which we believe will be critical as we progress towards the decision stage. With a working group, we intend to work throughout the next year to first propose and ultimately seek approval for our spectrum in a future band class. We also are working with third parties to develop pre-standards chipsets and infrastructure. See "Forward-Looking Information" and "Risk factors—Risk Related to Government Regulation—Our business plan to use our licensed MSS spectrum to provide terrestrial wireless services depends upon active by third parties, which we cannot control."

Our Corporate Information

        In 2004, we completed the acquisition of the business and assets of Globalstar, L.P. Thermo Capital Partners LLC, which owns and operates companies in diverse business sectors and is referred to in this prospectus supplement, together with its affiliates, as "Thermo," became our principal owner in this transaction. Thermo has invested over $650 million in us since 2004. Thermo owns 134,008,656 shares of our nonvoting common stock that may be converted into additional shares of Common Stock and plans to convert all of these shares of nonvoting common stock into Common Stock prior to the closing of this offering, in part to maintain at least a 51% voting and economic interest in us as required under the Facility Agreement. Thermo has indicated an interest in purchasing an aggregate amount of up to $20 million in shares of our Common Stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, fewer or no shares in this offering to Thermo or Thermo may determine to purchase more, fewer or no shares in this offering. Thermo has indicated an interest in purchasing an aggregate amount of up to $20 million in shares of our Common Stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, fewer or no shares in this offering to Thermo or Thermo may determine to purchase more, fewer or no shares in this offering. We were formed as a Delaware limited liability company in November 2003 and were converted into a Delaware corporation in March 2006.

        Our principal executive offices are located at 300 Holiday Square Blvd., Covington, Louisiana 70433 and our telephone number is (985) 335-1500. Our website address is www.globalstar.com. The information contained in, or that can be accessed through, our web site is not part of this prospectus supplement.

Other Information

        On August 24, 2017, Globalstar entered into an agreement to issue an aggregate of 26,410,642 shares of its Common Stock in exchange for approximately $16 million principal amount of its 8.00% Senior Notes. This accelerates a conversion that Globalstar believes would otherwise have been effective on or before April 1, 2018, Globalstar did not receive any cash proceeds as a result of the exchange of its Common Stock for the 8.00% Senior Notes, which were retired and cancelled. The Company expects to incur a non-cash loss of approximately $6 million in the third quarter of 2017 on the extinguishment of debt as a result of this conversion.

 RISK FACTORS

        An investment in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 23, 2017, and is incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference. If any of these risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Common Stock to decline and you may lose part or all of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition.

Risks Related to Our Business

The implementation of our business plan and our ability to generate income from operations assume we are able to maintain a healthy constellation and ground network capable of providing commercially acceptable levels of coverage and service quality, which are contingent on a number of factors.

        Our products and services are subject to the risks inherent in a large-scale, complex telecommunications system employing advanced technology. Any disruption to our satellites, services, information systems or telecommunications infrastructure could result in degrading or disrupting services to our customers for an indeterminate period of time.

        Since we launched our first satellites in the 1990's, most of our first-generation satellites have failed in orbit or have been retired, and we expect the remaining first-generation satellites to be retired in the future. Although we designed our second-generation satellites to provide commercial service over a 15-year life, we can provide no assurance as to whether any or all of them will continue in operation for their full 15-year design life. Satellites utilize highly complex technology and operate in the harsh environment of space and therefore are subject to significant operational risks while in orbit.

        Further, our satellites may experience temporary outages or otherwise may not be fully functioning at any given time. There are some remote tools we use to remedy certain types of problems affecting the performance of our satellites, but the physical repair of satellites in space is not feasible. We do not insure our satellites against in-orbit failures after an initial period of six months, whether the failures are caused by internal or external factors. In-orbit failure may result from various causes, including component failure, solar array failures, telemetry transmitter failures, loss of power or fuel, inability to control positioning of the satellite, solar or other astronomical events, including solar radiation and flares, and collision with space debris or other satellites. These failures are commonly referred to as anomalies. Some of our satellites have had malfunctions and other anomalies in the past and may have anomalies in the future. Further, from time to time we move and relocate satellites within our constellation to improve coverage and service quality. Although we do not incur any direct cash costs related to the failure of a satellite, if a satellite fails, we record an impairment charge in our statement of operations to reduce the remaining net book value of that satellite to zero, and any such impairment charges could depress our net income (or increase or net loss) for the period in which the failure occurs. Additionally, human operators may execute improper implementation commands that may negatively impact a satellite's performance.

        Prior to 2014 our ability to generate revenue and cash flow was impacted adversely by our inability to offer commercially acceptable levels of Duplex service due to the degradation of our first-generation constellation. As a result, we improved the design of our second-generation constellation to last twice as long in space and have 40% greater capacity compared to our first-generation constellation. Since we launched our first satellites in the 1990's, most of our first-generation satellites have failed in orbit or have been retired, and we expect the remaining first-generation satellites to be retired in the future. Despite working closely with satellite manufacturers to determine the causes of anomalies and mitigate them in second-generation satellites and to provide for intrasatellite redundancies for certain critical components to minimize or eliminate service disruptions in the event of failure, anomalies are likely to be experienced in the future, whether due to the types of anomalies described above or arising from the failure of other systems or components, and intrasatellite redundancy may not be available upon the occurrence of such anomalies. There can be no assurance that, in these cases, it will be possible to restore normal operations. Where service cannot be restored, the failure could cause the satellite to have less capacity available for service, to suffer performance degradation, or to cease operating prematurely, either in whole or in part. We cannot guarantee that we could successfully develop and implement a solution to these anomalies.

        In order to maintain commercially acceptable service long-term, we must obtain and launch additional satellites from time to time. As discussed in Note 7: Contingencies in our Consolidated Financial Statements incorporated by reference herein, we and Thales Alenia Space France ("Thales") may negotiate the terms of a follow-on contract for additional satellites, but we can provide no assurance as to whether we will ultimately agree on commercial terms for this purchase. If we are unable to agree with Thales on commercial terms for the purchase of additional satellites, we may enter into negotiations with one or more other satellite manufacturers, but we cannot provide any assurance that these negotiations will be successful or at commercially reasonable prices.

        Our ground stations require upgrades to enable us to integrate our second-generation technology and services. We have entered into various contracts to upgrade our ground network. During 2016 we completed this work according to the Hughes and Ericsson contracts for our owned gateways in North America and Europe. We will place these gateways into service in the near future upon the introduction of our second-generation products and services. The installation of Radio Access Network ("RANs") network equipment at additional sites outside the scope of the core Hughes contract will occur over time, and the completion of these upgrades may not be successful.

If we experience operational disruptions with respect to our gateways or operations center, we may not be able to provide service to our customers.

        Our satellite network traffic is supported by 23 gateways distributed around the globe. We operate our satellite constellation from our Network Operations Control Centers at three locations (France, California, and Louisiana) to provide geo-redundancy and ongoing coverage. Our gateway facilities are subject to the risk of significant malfunctions or catastrophic loss due to unanticipated events and would be difficult to replace or repair and could require substantial lead-time to do so. In North America, we have implemented contingency coverage which allows neighboring gateways to provide services in the event of a gateway failure. Material changes in the operation of these facilities may be subject to prior FCC approval, and the FCC might not give such approval or may subject the approval to other conditions that could be unfavorable to our business. Our gateways and operations center may also experience service shutdowns or periods of reduced service in the future as a result of equipment failure, delays in deliveries or regulatory issues. Any such failure would impede our ability to provide service to our customers, which could have a material impact on our business.

The actual orbital lives of our satellites may be shorter than we anticipate and we may be required to reduce available capacity on our satellite network prior to the end of their orbital lives.

        We anticipate that our second-generation satellites will have 15 year orbital lives. Since we launched our first satellites in the 1990's, most of our first-generation satellites have failed in orbit or have been retired, and we expect the remaining first-generation satellites to be retired in the future. A number of factors will affect the actual commercial service lives of our satellites, including:

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  the amount of propellant used in maintaining the satellite's orbital location or relocating the satellite to a new orbital location (and, for newly-launched satellites, the amount of propellant used during orbit raising following launch);

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  the durability and quality of their construction;

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  the performance of their components;

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  conditions in space such as solar flares and space debris;

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  operational considerations, including operational failures and other anomalies; and

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  changes in technology which may make all or a portion of our satellite fleet obsolete.

        It is possible that the actual orbital lives of one or more of our existing satellites may also be shorter than originally anticipated. Further, on some of our satellites it is anticipated that the total available payload capacity may need to be reduced prior to the satellite reaching its end-of-orbital life. We periodically review the expected orbital life of each of its satellites using current engineering data. A reduction in the orbital life of any of our satellites could result in a reduction of the revenues generated by that satellite, the recognition of an impairment loss and an acceleration of capital expenditures. To the extent we are required to reduce the available payload capacity prior to the end of a satellite's orbital life, our revenues from the satellite would be reduced.

Replacing a satellite upon the end of its service life will require us to make significant expenditures.

        To ensure no disruption in our business and to prevent loss of customers, we will be required to commence construction of replacement satellites approximately five years prior to the expected end of service life of the satellite then in orbit. There can be no assurance that we will have sufficient cash, cash flow or be able to obtain third party or shareholder financing to fund such expenditures on favorable terms, if at all. Certain of our satellites are nearing their expected end-of-orbital maneuver lives. Should we not have sufficient funds available to replace our satellites, it could have a material adverse effect on our results of operations, business prospects and financial condition.

The implementation of our business plan depends on increased demand for wireless communications services via satellite as well as via terrestrial mobile broadband networks, both for our existing services and products and for new services and products. If this increased demand does not occur, our revenues and profitability may not increase as we expect.

        Demand for wireless communication services may not grow, or may even shrink, either generally or in particular geographic markets, for particular types of services or during particular time periods. A lack of demand could impair our ability to sell our services and develop and successfully market new services, or could exert downward pressure on prices, or both. This, in turn, could decrease our revenues and profitability and adversely affect our ability to increase our revenues and profitability over time.

        We plan to introduce additional Duplex, SPOT, and Simplex products and services, as well as low-power terrestrial mobile broadband services. However, we cannot predict with certainty the potential longer-term demand for these products and services or the extent to which we will be able to meet demand. Our business plan assumes growing our subscriber base beyond levels achieved in the past.

        The success of our business plan will depend on a number of factors, including but not limited to:

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  our ability to maintain the health, capacity and control of our satellites;

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  our ability to maintain the health of our ground network;

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  our ability to influence the level of market acceptance and demand for our products and services;

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  our ability to introduce new products and services that meet this market demand;

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  our ability to retain current customers and obtain new customers;

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  our ability to obtain additional business using our existing and future spectrum authority both in the United States and internationally;

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  our ability to control the costs of developing an integrated network providing related products and services, as well as our future terrestrial mobile broadband services;

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  our ability to market successfully our Duplex, SPOT and Simplex products and services;

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  our ability to develop and deploy innovative network management techniques to permit mobile devices to transition between satellite and terrestrial modes;

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  our ability to sell our current equipment inventory;

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  the cost and availability of user equipment that operates on our network;

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  the effectiveness of our competitors in developing and offering similar products and services and in persuading our customers to switch service providers;

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  our ability to successfully predict market trends;

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  our ability to hire and retain qualified executives, managers and employees;

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  our ability to provide attractive service offerings at competitive prices to our target markets; and

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  our ability to raise additional capital on acceptable terms when required.

We incurred operating losses in the past three years, and these losses are likely to continue.

        We incurred operating losses of $27.7 million, $63.7 million, $66.6 million and $95.9 million for the six months ended June 30, 2017 and for the years ended 2016, 2015, and 2014, respectively. These losses resulted, in part, from depreciation expense related to our second-generation satellites placed into service in 2010, 2011 and 2013. We designed our second-generation satellites to have a 15-year life from the date the satellites were placed into their operational orbit, and we estimate that we will continue to recognize high levels of depreciation expense commensurate with their estimated 15-year life.

Rapid and significant technological changes in the satellite communications industry may impair our competitive position and require us to make significant capital expenditures, which may require additional capital that has not been arranged.

        The space and communications industries are subject to rapid advances and innovations in technology. New technology could render our system obsolete or less competitive by satisfying consumer demand in more attractive ways or through the introduction of incompatible standards. Particular technological developments that could adversely affect us include the deployment by our competitors of new satellites with greater power, greater flexibility, greater efficiency or greater capabilities, as well as continuing improvements in terrestrial wireless technologies. We must continue to commit to make significant capital expenditures to keep up with technological changes and remain competitive. Customer acceptance of the services and products that we offer will continually be affected by technology-based differences in our product and service offerings. New technologies may be protected by patents and therefore may not be available to us. We expect to face competition in the future from companies using new technologies and new satellite systems.

        The hardware and software we utilize in operating our first-generation gateways were designed and manufactured over 15 years ago and portions have deteriorated. This original equipment may become less reliable as it ages and will be more difficult and expensive to service. It may be difficult or impossible to obtain all necessary replacement parts for the hardware before the new equipment and software is fully deployed. Some of the hardware and software we use in operating our gateways are significantly customized and tailored to meet our requirements and specifications and could be difficult and expensive to service, upgrade or replace. Although we maintain inventories of some spare parts, it nonetheless may be difficult, expensive or impossible to obtain replacement parts for the hardware due to a limited number of those parts being manufactured to our requirements and specifications. In addition, our business plan contemplates updating or replacing some of the hardware and software in our network as technology advances, but the complexity of our requirements and specifications may present us with technical and operational challenges that complicate or otherwise make it expensive or infeasible to carry out such upgrades and replacements. Material changes in the operation of these gateways may be subject to prior FCC approval, and the FCC might not give such approval or may subject the approval to other conditions that could be unfavorable to our business. If we are not able to suitably service, upgrade or replace our equipment, our ability to provide our services and therefore to generate revenue could be harmed.

Our business is capital intensive, and we may not be able to raise adequate capital to finance our business strategies, or we may be able to do so only on terms that significantly restrict our ability to operate our business.

        Implementation of our business strategy requires a substantial outlay of capital. As we pursue business strategies and seek to respond to developments in our business and opportunities and trends in our industry, our actual capital expenditures may differ from our expected capital expenditures. There can be no assurance that we will be able to satisfy our capital requirements in the future. In addition, if one of our satellites failed unexpectedly, there can be no assurance of insurance recovery or the timing thereof and we may need to obtain additional financing to replace the satellite. If we determine that we need to obtain additional funds through external financing and are unable to do so, we may be prevented from fully implementing our business strategy.

We have substantial contractual obligations, which may require additional capital, the terms of which have not been arranged. The terms of our Facility Agreement could complicate raising this additional capital.

        Our current sources of liquidity include cash on hand ($8.8 million as June 30, 2017) and future cash flows from operations. Our operating expenses for the six-month period ended June 30, 2017 were $80.5 million. We estimate that, with our current operating plan, without giving effect to the proceeds from this offering, our existing cash, cash equivalents and short-term investments are expected to be sufficient to fund our cash requirements for at least the next 12 months.

        We have various contractual commitments related primarily to debt service obligations and capital expenditure plans, including with Thales, Hughes Network Systems, LLC and Ericsson Inc. related to the procurement, deployment and maintenance of the second generation network. Additionally, we may have other obligations or should any of our contingent liabilities crystallize, such as the Thales arbitration, that would exceed our current sources of liquidity. Restrictions in our Facility Agreement limit the types of financings we may undertake. In addition, the Facility Agreement provides that we must deposit at least 80% of the net cash proceeds received from this offering as well as any other equity issuance, subordinated indebtedness or any equity contribution to us or one of our subsidiaries through December 31, 2019 into a restricted deposit account which can be used only for paying down obligations under the Facility Agreement. This obligation significantly restricts our liquidity. See Note 3:

Long-Term Debt and Other Financing Arrangements in the 2016 annual financial statements included in our Annual Report on Form 10-K incorporated by reference into this prospectus for further discussion of our debt agreements. We cannot assure you that we will be able to obtain additional financing when required on reasonable terms or at all. If we cannot obtain it in a timely manner, we may be unable to execute our business plan and fulfill our financial commitments.

If we do not develop, acquire and maintain proprietary information and intellectual property rights, it could limit the growth of our business and reduce our market share.

        Our business depends on technical knowledge, and we believe that our future success will be based, in part, on our ability to keep up with new technological developments and incorporate them in our products and services. We own or have the right to use our patents, work products, inventions, designs, software, systems and similar know-how. Although we have taken diligent steps to protect that information, the information may be disclosed to others or others may independently develop similar information, systems and know-how. Protection of our information, systems and know-how may result in litigation, the cost of which could be substantial. Third parties may assert claims that our products or services infringe on their proprietary rights. Any such claims, if made, may prevent or limit our sales of products or services or increase our costs of sales.

        We license much of the software we require to support critical gateway operations from third parties, including Hughes, Ericsson and Qualcomm. This software was developed or customized specifically for our use. We also license technical information for the design, manufacture and sale of our products. This intellectual property is essential to our ability to continue to operate our constellation and sell our services and devices. We also license software to support customer service functions, such as billing, from third parties that developed or customized it specifically for our use. If the third party licensors were to cease to support and service the software, or the licenses were no longer to be available on commercially reasonable terms, it might be difficult, expensive or impossible for us to obtain such services from alternative vendors. Replacing such software could be difficult, time consuming and expensive, and might require us to obtain substitute technology with lower quality or performance standards or at a greater cost.

We may in the future become subject to claims that our products violate the patent or intellectual property rights of others, which could be costly and disruptive to us.

        We may become subject to claims that our products violate the patent or intellectual property rights of others, which could be costly and disruptive to us.

        We operate in an industry that is susceptible to significant intellectual property litigation. As a result, we or our products may become subject to intellectual property infringement claims or litigation. The defense of intellectual property suits is both costly and time-consuming, even if ultimately successful, and may divert management's attention from other business concerns. An adverse determination in litigation to which we may become a party could, among other things:

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  subject us to significant liabilities to third parties, including treble damages;

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  require disputed rights to be licensed from a third party for royalties that may be substantial;

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  require us to cease using technology that is important to our business; or

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  prohibit us from selling some or all of our products or offering some or all of our services.

We depend in large part on the efforts of third parties for the sale of our services and products. If these parties, including our independent gateway operators ("IGOs"), are unable to do this successfully, we will not be able to grow our business in those areas and our future revenue and profitability could decline.

        We derive a large portion of our revenue from products and services sold through independent agents, dealers and resellers, including, outside the United States, IGOs. Although we derive most of our revenue from retail sales to end users in the United States, Canada, a portion of Western Europe, Central America and portions of South America, either directly or through agents, dealers and resellers, we depend on IGOs to purchase, install, operate and maintain gateway equipment, to sell phones and data user terminals, and to market our services in other regions where these IGOs hold exclusive or non-exclusive rights.

        Our objective is to establish a worldwide service network, either directly or through IGOs, but to date we have been unable to do so in certain areas of the world, and we may not succeed in doing so in the future. We have been unable to establish our own gateways or to find capable IGOs for several important regions and countries, including India, China, and certain parts of Southeast Asia. In addition to the lack of global service availability, cost-effective roaming is not yet available in certain countries because the IGOs have been unable to reach business arrangements with one another. Further, our IGOs could fail to perform as expected or cease business operations. This could reduce overall demand for our products and services and undermine our value for potential users who require service in these areas.

        Not all of the IGOs have been successful and, in some regions, they have not initiated service or sold as much usage as originally anticipated. Some of the IGOs are not earning revenues sufficient to fund their operating costs due to the operational issues we experienced with our first-generation satellites. Although we expect these IGOs to return to profitability, if they are unable to continue in business, we will lose the revenue we receive for selling equipment to them and providing services to their customers. Although we have implemented a strategy for the acquisition of certain IGOs when circumstances permit, we may not be able to continue to implement this strategy on favorable terms and may not be able to realize the additional efficiencies that we anticipate from this strategy. In some regions it is impracticable to acquire the IGOs either because local regulatory requirements or business or cultural norms do not permit an acquisition, because the expected revenue increase from an acquisition would be insufficient to justify the transaction, or because the IGO will not sell at a price acceptable to us. In those regions, our revenue and profits may be adversely affected if those IGOs do not fulfill their own business plans to increase substantially their sales of services and products. Any actions or failures to act by IGOs may result in liabilities for us.

We rely on a limited number of key vendors for timely supply of equipment and services. If our key vendors fail to provide equipment and services to us, we may face difficulties in finding alternative sources and may not be able to operate our business successfully.

        We have a limited quantity of our Duplex handsets remaining in inventory and have not contracted with a manufacturer to produce additional inventory. We have depended on Qualcomm as the exclusive manufacturer of phones using the IS 41 CDMA North American standard, which incorporates Qualcomm proprietary technology. We canceled this contract in March 2013.

        Additionally, in some cases our contract manufacturers provide us with other equipment inventory and obtain FCC certification of the devices we sell. If these manufacturers do not take on future orders or fail to perform under our current contracts, we may be unable to continue to produce and sell this equipment to customers at a reasonable cost to us or there may be delays in production and sales.

Lack of availability of electronic components from the electronics industry, as needed in our retail products, our gateways and our satellites, could delay or adversely impact our operations.

        We rely upon the availability of components, materials and component parts from the electronics industry. The electronics industry is subject to occasional shortages in parts availability depending on fluctuations in supply and demand. Industry shortages may result in delayed shipments of materials or increased prices, or both. As a consequence, elements of our operation which use electronic parts, such as our retail products, our gateways and our satellites, could be subject to delays or cost increases, or both.

We face special risks by doing business in international markets and developing markets, including currency and expropriation risks, which could increase our costs or reduce our revenues in these areas.

        Although our most economically important geographic markets currently are the United States and Canada, we have substantial markets for our mobile satellite services in, and our business plan includes, developing countries or regions that are underserved by existing telecommunications systems, such as rural Venezuela, Brazil, Central America and portions of Africa. Developing countries are more likely than industrialized countries to experience market, currency and interest rate fluctuations and may have higher inflation. In addition, these countries present risks relating to government policy, price, wage and exchange controls, social instability, expropriation and other adverse economic, political and diplomatic conditions. For example, the Venezuelan government has frequently modified its currency laws over the past several years, resulting in significant devaluation of the bolivar, resulting in Venezuela being considered a highly inflationary economy.

        Conducting operations outside the United States involves numerous special risks and, while expanding our international operations would advance our growth, it would also increase these risks. These risks include, but are not limited to:

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  difficulties in penetrating new markets due to established and entrenched competitors;

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  difficulties in developing products and services that are tailored to the needs of local customers;

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  lack of local acceptance or knowledge of our products and services;

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  lack of recognition of our products and services;

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  unavailability of or difficulties in establishing relationships with distributors;

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  significant investments, including the development and deployment of dedicated gateways, as some countries require physical gateways within their jurisdiction to connect the traffic coming to and from their territory;

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  instability of international economies and governments;

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  changes in laws and policies affecting trade and investment in other jurisdictions;

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  noncompliance with the Foreign Corrupt Practices Act, the UK Bribery Act, sanctions laws and export controls;

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  exposure to varying legal standards, including intellectual property protection in other jurisdictions, and other similar laws and regulations;

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  difficulties in obtaining required regulatory authorizations;

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  difficulties in enforcing legal rights in other jurisdictions;

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  variations in local domestic ownership requirements;

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  requirements that operational activities be performed in-country;

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  changing and conflicting national and local regulatory requirements; and

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  uncertainty in foreign currency exchange rates and exchange controls.

        These risks could affect our ability to compete successfully and expand internationally. To the extent that the prices for our products and services are denominated in U.S. dollars, any appreciation of the U.S. dollar against other currencies will increase the cost of our products and services to our international customers and, as a result, may reduce the competitiveness of our international offerings and make it more difficult for us to grow internationally. Limited availability of U.S. currency in some local markets or governmental controls on the export of currency may prevent our customers from making payments in U.S. dollars or delay the availability of payment due to foreign bank currency processing and approval. In addition, exchange rate fluctuations may affect our ability to control the prices charged for our independent gateway operators' services.

        Our operations involve transactions in a variety of currencies. Sales denominated in foreign currencies involve primarily the Canadian dollar, the euro, and the Brazilian real. Certain of our obligations are denominated in euros. Accordingly, our operating results may be significantly affected by fluctuations in the exchange rates for these currencies. Approximately 32% of our total sales were to customers located in Canada, Europe, Central America, and South America during the six months ended June 30, 2017 and the years ended December 31, 2016 and 2015, respectively. Our results of operations for the six months ended June 30, 2017 and the years ended December 31, 2016 and 2015 included a net loss of $1.6 million, a net loss of $0.2 million and a net gain of $3.7 million, respectively, on foreign currency transactions. We may be unable to offset unfavorable currency movements as they adversely affect our revenue and expenses. Our inability to do so could have a substantial negative impact on our operating results and cash flows.

Our global operations exposes us to trade and economic sanctions and other restrictions imposed by the United States, the European Union and other governments and organizations.

        The U.S. Departments of Justice, Commerce, State and Treasury and other federal agencies and authorities have a broad range of civil and criminal penalties they may seek to impose against corporations and individuals for violations of economic sanctions laws, export control laws, the Foreign Corrupt Practices Act (the "FCPA") and other federal statutes and regulations, including those established by the Office of Foreign Assets Control ("OFAC"). Under these laws and regulations, as well as other anti-corruption laws, anti-money-laundering laws, export control laws, customs laws, sanctions laws and other laws governing our operations, various government agencies require export licenses, may seek to impose modifications to business practices, including cessation of business activities in sanctioned countries or with sanctioned persons or entities and modifications to compliance programs, which may increase compliance costs, and may subject us to fines, penalties and other sanctions. A violation of these laws or regulations could adversely impact our business, results of operations and financial condition.

        Although we have implemented policies and procedures in these areas, we cannot assure you that our policies and procedures are sufficient or that directors, officers, employees, representatives, distributors, consultants, IGOs, dealers and resellers, JV partners, independent agents, vendors, customers or subscribers, have not engaged and will not engage in conduct for which we may be held responsible, nor can we assure you that our business partners have not engaged and will not engage in conduct that could materially affect their ability to perform their contractual obligations to us or even result in us being held liable for such conduct. Violations of the FCPA, OFAC restrictions or other export control, anti-corruption, anti-money-laundering and anti-terrorism laws or regulations may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could have a material adverse effect on our business, financial condition, cash flows and results of operations.

The United Kingdom's vote to leave the European Union could adversely impact our business, results of operations and financial condition.

        We sell our products and services in the United Kingdom (the "UK") and throughout Europe. In particular, the United Kingdom is the largest market in Europe for our SPOT product family. On June 23, 2016, the UK voted in an advisory referendum for the UK to leave the European Union (the "EU"). The exit process (commonly referred to as "Brexit") is expected to take approximately two years, and will involve the negotiation of new trade and other agreements.

        Brexit creates legal, regulatory, and economic uncertainty that could have a negative impact on our business. If the UK changes the regulatory structure for telecommunications products, it is possible that we would not be able to comply or compliance would become cost prohibitive. Similarly, post-Brexit trade agreements could impose import taxes or other expenses on our products, which may increase the price of our products sold in the UK.

        We also have currency exchange risk as a result of the Brexit vote. Following the UK vote to leave the EU, the value of the British pound and the euro have declined relative to the U.S. dollar. Although most of our sales are denominated in U.S. dollars, we also receive payments in international currencies, including the pound and the euro. We therefore incur currency translation risk when currency values fluctuate and the U.S. dollar is strong relative to other currencies. Furthermore, a strong U.S. dollar increases the price of our products in international markets, which could reduce demand in those markets for our products.

        Although the future impacts of Brexit are unknown at this time, the UK's vote to leave the EU has created legal, regulatory, and currency risk that may have a materially adverse impact on our business. Furthermore, this uncertainty could negatively impact the economies of other countries in which we operate.

We face intense competition in all of our markets, which could result in a loss of customers, lower revenues and difficulty entering new markets.

  Satellite-based Competitors

        There are currently three other MSS operators providing services similar to ours on a global or regional basis: Iridium, Thuraya, and Inmarsat. ORBCOMM Inc. is also emerging as a competitor in the M2M markets. The provision of satellite-based products and services is subject to downward price pressure when the capacity exceeds demand or as new competitors enter the marketplace with particular competitive pricing strategies. We also face competition on the basis of coverage and specialized industries, such as maritime and governmental.

        Other providers of satellite-based products could introduce their own products similar to our SPOT, Simplex or Duplex products, which may materially adversely affect our business plan. In addition, we may face competition from new competitors or new technologies. With so many companies targeting many of the same customers, we may not be able to retain successfully our existing customers and attract new customers and as a result may not grow our customer base and revenue.

  Terrestrial Competitors

        In addition to our satellite-based competitors, terrestrial wireless voice and data service providers are continuing to expand into rural and remote areas, particularly in less developed countries, and providing the same general types of services and products that we provide through our satellite-based system. Many of these companies have greater resources, greater name recognition and newer technologies than we do. Industry consolidation could adversely affect us by increasing the scale or scope of our competitors and thereby making it more difficult for us to compete. We could lose market share and revenue as a result of increasing competition from the extension of land-based communication services.

        Although satellite communications services and ground-based communications services are not perfect substitutes, the two compete in certain markets and for certain services. Consumers generally perceive cellular voice communication products and services as cheaper as and more convenient than satellite-based products and services.

  Terrestrial Broadband Network Competitors

        We also expect to compete with a number of other satellite companies that plan to develop terrestrial networks that utilize their MSS spectrum. DISH Network received FCC approval to offer terrestrial wireless services over the MSS spectrum that previously belonged to TerreStar and ICO Global. Further, Ligado Networks (formerly LightSquared) continues its regulatory initiative to receive final FCC approval to build out a wireless network utilizing its MSS spectrum. Any of these competitors could deploy terrestrial mobile broadband networks before we do, could combine with existing terrestrial networks that provide them with greater financial or operational flexibility than we have, or could offer wireless services, including mobile broadband services, that customers prefer over ours.

We have a substantial amount of indebtedness, which may adversely affect our cash flow and our ability to operate our business, including our ability to incur additional indebtedness.

        As of June 30, 2017, the principal balance of our debt obligations were $638.4 million, consisting of $521.3 million under the Facility Agreement, $99.8 million outstanding under the Thermo Loan Agreement and $17.3 million under the 8.00% Senior Notes. Our significant indebtedness could have several consequences, including: increasing our vulnerability to adverse economic, industry or competitive developments; requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures, return of capital to shareholders, and future business opportunities; restricting us from making strategic acquisitions; limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; restricting us from paying dividends to our shareholders and limiting our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate, placing us at a competitive disadvantage compared to our competitors who are not as highly leveraged as us and who, therefore, may be able to take advantage of opportunities that our leverage prevents us from exploiting. Additionally, even though our debt agreements place limits on our ability to incur additional debt, we may incur additional debt in the future which could further exacerbate these risks.

Restrictive covenants in our Facility Agreement may limit our operating and financial flexibility and our inability to comply with these covenants could have significant implications.

        Our Facility Agreement contains a number of significant restrictions and covenants. See Note 3: Long-Term Debt and Other Financing Arrangements in our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K Report for the year ended December 31, 2016 for further discussion of our debt covenants. Complying with these restrictive covenants, as well as the financial and other non-financial covenants in the Facility Agreement and certain of our other debt obligations, as well as those that may be contained in any agreements governing future indebtedness, may impair our ability to finance our operations or capital needs or to take advantage of other favorable business opportunities. The Facility Agreement includes a limitation on capital expenditures at any time in connection with spectrum rights to the lesser of (1) $20 million and (2) 20% of proceed from equity raises from January 1, 2017 through December 31, 2019, which may prohibit us from making certain capital expenditures that we consider accretive to our business and would otherwise make. Our ability to comply with these covenants will depend on our future performance, which may be affected by events beyond our control. Our failure to comply with these covenants would be an event of default. An event of default under the Facility Agreement would permit the lenders to accelerate the indebtedness under the Facility Agreement. That acceleration would permit holders of our obligations under other agreements that contain cross-acceleration provisions to accelerate that indebtedness. See Part II, Item 7. Managements' Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources included in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this prospectus for further discussion.

Pursuing strategic transactions may cause us to incur additional risks.

        We may pursue acquisitions, joint ventures, partnerships or other strategic transactions on an opportunistic basis. We may face costs and risks arising from any such transactions, including integrating a new business into our business or managing a joint venture. These may include legal, operational, financial and other costs and risks.

        In addition, if we were to choose to engage in any major business combination or similar strategic transaction, we may require significant external financing in connection with the transaction. Depending on market conditions, investor perceptions of us, and other factors, we may not be able to obtain capital on acceptable terms, in acceptable amounts or at appropriate times to implement any such transaction. Our Facility Agreement and other debt obligations contain covenants which limit our ability to engage in specified forms of capital transactions without lender consent, which may be impossible to obtain. Any such financing, if obtained, may further dilute our existing stockholders.

Our networks and those of our third-party service providers may be vulnerable to security risks, and our use of personal information could give rise to liabilities or additional costs as a result of laws, governmental regulations and evolving views of personal privacy rights.

        Our network and those of our third-party service providers and our customers may be vulnerable to unauthorized access, computer viruses and other security problems. Persons who circumvent security measures could wrongfully obtain or use information on the network or cause interruptions, delays or malfunctions in our operations, any of which could harm our reputation, cause demand for our products and services to fall or compromise our ability to pursue our business plans. A number of significant, widespread security breaches have occurred that have compromised network integrity for many companies and governmental agencies. In some cases, these breaches originated from outside the United States. We may be required to expend significant resources to protect against the threat of security breaches or to alleviate problems, including reputational harm and litigation, caused by any breaches. In addition, our customer contracts may not adequately protect us against liability to third parties with whom our customers conduct business.

        We collect and store data, including our customers' personal information. In jurisdictions around the world, personal information is becoming increasingly subject to legislation and regulations intended to protect consumers' privacy and security. The interpretation of privacy and data protection laws and regulations regarding the collection, storage, transmission, use and disclosure of such information in some jurisdictions is unclear and evolving. These laws may be interpreted and applied in conflicting ways from country to country and in a manner that is not consistent with our current data protection practices. Complying with these varying international requirements could cause us to incur additional costs and change our business practices. Because our services are accessible in many foreign jurisdictions, some of these jurisdictions may claim that we are required to comply with their laws, even where we have no local entity, employees or infrastructure. We could be forced to incur significant expenses if we were required to modify our products, our services or our existing security and privacy procedures in order to comply with new or expanded regulations. In addition, we could have liability to end users that allege that their personal information is not collected, stored, transmitted, used or disclosed appropriately or in accordance with our privacy policies or applicable laws, including claims and litigation resulting from such allegations. Any failure on our part to protect information pursuant to applicable regulations could result in a loss of user confidence, reputation and the loss of customers which could materially impact our results of operations and cash flows.

We may be unable to obtain and maintain our insurance coverages, and the insurance we obtain may not cover all liabilities to which we may become subject. As a result, we may incur material uninsured or under-insured losses.

        The price, terms and availability of insurance have fluctuated significantly since we began offering commercial satellite services. The cost of obtaining insurance can vary as a result of either satellite failures or general conditions in the insurance industry. Higher premiums on insurance policies would increase our cost. In addition to higher premiums, insurance policies may provide for higher deductibles, shorter coverage periods and additional policy exclusions. Our insurance may not adequately cover losses related to claims brought against us, which could be material. Our insurance could become more expensive and difficult to maintain and may not be available in the future on commercially reasonable terms, if at all. Our failure to maintain sufficient insurance could also be an event of default under our Facility Agreement.

  Product Liability Insurance and Product Replacement or Recall Costs

        We are subject to product liability and product recall claims if any of our products and services are alleged to have resulted in injury to persons or damage to property. If any of our products proves to be defective, we may need to recall and/or redesign them. In addition, any claim or product recall that results in significant adverse publicity may negatively affect our business, financial condition or results of operations. In addition, we do not maintain any product recall insurance, so any product recall we are required to initiate could have a significant impact on our financial position, results of operations or cash flows. We regularly investigate potential quality issues as part of our ongoing effort to deliver quality products to our customers.

        Because consumers use SPOT products and services in isolated and, in some cases, dangerous locations, we cannot predict whether users of the device who suffer injury or death may seek to assert claims against us alleging failure of the device to facilitate timely emergency response. Although we will seek to limit our exposure to any such claims through appropriate disclaimers and liability insurance coverage, we cannot assure investors that the disclaimers will be effective, claims will not arise or insurance coverage will be sufficient.

  General Liability Insurance In-Orbit Exposures

        Our liability policy, covers amounts up to €70 million per occurrence (with a €70 million annual limit) that we and other specified parties may become liable to pay for bodily injury and property damages to third parties related to processing, maintaining and operating our satellite constellation. Our current policy has a one-year term, which expires in October 2017. Our current in-orbit liability insurance policy contains, and we expect any future policies would likewise contain, specified exclusions and material change limitations customary in the industry. These exclusions may relate to, among other things, losses resulting from in-orbit collisions, acts of war, insurrection, terrorism or military action, government confiscation, strikes, riots, civil commotions, labor disturbances, sabotage, unauthorized use of the satellites and nuclear or radioactive contamination, as well as claims directly or indirectly occasioned as a result of noise, pollution, electrical and electromagnetic interference and interference with the use of property.

        Our in-orbit insurance does not cover losses that might arise as a result of a satellite failure or other operational problems affecting our constellation, or damage that may result from de-orbiting a satellite. As a result, a failure of one or more of our satellites or the occurrence of equipment failures and other related problems or collision damage that may result during the de-orbiting process could constitute an uninsured loss and could materially harm our financial condition.

Our satellites may collide with space debris which could adversely affect the performance of our constellation.

        Although we have some ability to maneuver our satellites to avoid potential collisions with space debris, this ability is limited by, among other factors, uncertainties and inaccuracies in the projected orbit location of and predicted conjunctions with debris objects tracked and cataloged by the U.S. government. Additionally, some space debris is too small to be tracked and therefore its orbital location is completely unknown; nevertheless, this debris is still large enough to potentially cause severe damage or a failure of one of our satellites should a collision occur. If our constellation experiences satellite collisions with space debris, our service could be impaired. Any such collision could potentially expose us to significant losses.

Changes in tax rates or adverse results of tax examinations could materially increase our costs.

        We operate in various U.S. and foreign tax jurisdictions. The process of determining our anticipated tax liabilities involves many calculations and estimates which are inherently complex. We believe that we have complied, in all material respects, with our obligations to pay taxes in these jurisdictions. However, our position is subject to review and possible challenge by the taxing authorities of these jurisdictions. If the applicable taxing authorities were to challenge successfully our current tax positions, or if there were changes in the manner in which we conduct our activities, we could become subject to material unanticipated tax liabilities. We may also become subject to additional tax liabilities as a result of changes in tax laws, which could in certain circumstances have a retroactive effect.

        As a result of our acquisition of an IGO in Brazil during 2008, we are exposed to potential pre-acquisition tax liabilities, for which we have been indemnified by the previous owners. As of June 30, 2017 and 2016, we recorded a tax liability of $1.3 million and $0.4 million, respectively, to the foreign tax authorities with an offsetting tax receivable from the previous owners.

        In addition, we reached an agreement with the seller in November of 2014 to fully settle outstanding refinancing contingencies by the utilization of the Brazilian tax amnesty program. Pursuant to the settlement, the seller paid approximately $0.2 million of these liabilities. We calculated the amount of the tax liability to be settled after reducing for the accumulated fiscal losses related to the tax periods preceding the date of the agreement. If the amount required to satisfy the tax liabilities under the amnesty program differs from the amount paid by the seller, we and the seller will arrange a true-up. We will continue to monitor the remaining contingencies and work with the Brazilian tax authority to settle any remaining unpaid contingencies. We may also be exposed to these or other pre-acquisition liabilities for which we may not be fully indemnified by the seller, or the seller may fail to perform its indemnification obligations.

Our revenues are subject to changes in global economic conditions and consumer sentiment and discretionary spending.

        Financial markets continue to be uncertain and could significantly adversely impact global economic conditions. These conditions could lead to further reduced consumer spending in the foreseeable future, especially for discretionary travel and related products. A substantial portion of the potential addressable market for our consumer retail products and services relates to recreational users, such as mountain climbers, campers, kayakers, sport fishermen and wilderness hikers. These potential customers may reduce their activities or their spending due to economic conditions, which could adversely affect our business, financial condition, results of operations and liquidity.

We are exposed to trade credit risk in the ordinary course of our business activities.

        We are exposed to risk of loss in the event of nonperformance by our customers. Some of our customers may be highly leveraged and subject to their own operating and regulatory risks. Many of our customers finance their activities through cash flow from operations, the incurrence of debt or the issuance of equity. From time to time, the availability of credit is more restrictive. The combination of reduction of cash flow resulting from declines in commodity prices and the lack of availability of debt or equity financing may result in a significant reduction in our customers' liquidity and ability to make payments or perform on their obligations to us. Even if our credit review and analysis mechanisms work properly, we may experience financial losses in our dealings with other parties. Any increase in the nonpayment or nonperformance by our customers could reduce our cash flows.

        Our Simplex business is heavily concentrated in the oil and gas industry and has been negatively impacted by the downturn in this industry in recent years. For example, our largest customer during 2016 is a reseller to oil and gas companies. Concentrations of customers in other industries may further increase trade credit risk of our business.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        Borrowings under our Facility Agreement bear interest at a variable rate. In order to mitigate a portion of our variable rate interest risk, we entered into a ten-year interest rate cap agreement. The interest rate cap agreement reflects a variable notional amount at interest rates that provide coverage to us for exposure resulting from escalating interest rates over the term of the Facility Agreement. The interest rate cap provides limits on the six-month Libor rate ("Base Rate") used to calculate the coupon interest on outstanding amounts on the Facility Agreement. Our interest rate is capped at 5.5% if the Base Rate does not exceed 6.5%. Should the Base Rate exceed 6.5%, our Base Rate will be 1% less than the then six-month Libor rate. Regardless of our attempts to mitigate our exposure to interest rate fluctuations through the interest rate cap, we still have exposure for the uncapped amounts of the facility, which remain subject to a variable interest rate. As a result, an increase in interest rates could result in a substantial increase in interest expense, especially as the capped amount of the term loan decreases over time.

The loss of skilled management and personnel could impair our operations.

        Our performance is substantially dependent on the performance and institutional knowledge of our senior management and key scientific and technical personnel. The loss of the services of any member of our senior management, scientific or technical staff or the inability to attract key employees may significantly delay or prevent the achievement of business objectives by diverting management's attention to retention matters, and could have a material adverse effect on our business, operating results and financial condition.

A natural disaster could diminish our ability to provide communications service.

        Natural disasters could damage or destroy our ground stations resulting in a disruption of service to our customers. In addition, the collateral effects of disasters such as flooding may impair the functioning of our ground equipment. If a natural disaster were to impair or destroy any of our ground facilities, we might be unable to provide service to our customers in the affected area for a period of time. Even if our gateways are not affected by natural disasters, our service could be disrupted if a natural disaster damages the public switch telephone network or terrestrial wireless networks or our ability to connect to the public switch telephone network or terrestrial wireless networks. Additionally, there are inherent dangers and risk associated with our satellite operations, including the risk of increased radiation. Any such failures or service disruptions could harm our business and results of operations.

We have been in the past from time to time, and may in the future, be subject to litigation and investigations that could have a substantial, adverse impact on our business.

        From time to time we are subject to litigation, including claims related to our business activities. We have also been in the past from time to time, and may in the future, been subject to investigations by regulators and governmental agencies, including from the United States Department of the Treasury's Office of Foreign Assets Control, the United States Department of Commerce, Bureau of Industry and Security and the United States Immigration and Customs Enforcement. Irrespective of its merits, litigation and investigations may be both lengthy and disruptive to our operations and could cause significant expenditure and diversion of management attention. In our opinion there is no pending litigation, investigation, dispute or claim that could have a material adverse effect on our financial condition, results of operations or liquidity other than the arbitration with Thales, which is described in Note 7 to our 2016 annual financial statements included in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus. However, we may be wrong in this assessment. Additionally, in the future we may become subject to additional litigation could have a material adverse effect on our financial position and operating results, on the trading price of our securities and on our ability to access the capital markets.

We have had material weaknesses in our internal controls in the past and we cannot assure you that in the future additional material weaknesses will not recur, exist or otherwise be identified.

        Our internal control processes, regardless of how well designed, operated and evaluated, can provide only reasonable, not absolute, assurance that their objectives will be met. Therefore, we have had material weaknesses in our internal controls in the past and we cannot assure you that in the future additional material weaknesses will not recur, exist or otherwise be identified. We will continue to monitor the effectiveness of our processes, procedures and controls and will make changes as management determines appropriate. Effective internal controls are necessary for us to produce reliable financial reports. If we cannot produce reliable financial reports, our business and operating results may be adversely affected, investors may lose confidence in our reported financial information, there may be a negative effect on our stock price, and we may be subject to civil or criminal investigations and penalties, litigation, regulatory or enforcement actions by the SEC and the NYSE American.

Wireless devices' radio frequency emissions are the subject of regulation and litigation concerning their environmental effects, which includes alleged health and safety risks. As a result, we may be subject to new regulations, demand for our services may decrease, and we could face liability based on alleged health risks.

        There has been adverse publicity concerning alleged health risks associated with radio frequency transmissions from portable hand-held telephones that have transmitting antennas. Lawsuits have been filed against participants in the wireless industry alleging a number of adverse health consequences, including cancer, as a result of wireless phone usage. Other claims allege consumer harm from failures to disclose information about radio frequency emissions or aspects of the regulatory regimes governing those emissions. Although we have not been party to any such lawsuits, we may be exposed to such litigation in the future. While we comply with applicable standards for radio frequency emissions and power and do not believe that there is valid scientific evidence that use of our devices poses a health risk, courts or governmental agencies could determine otherwise. Any such finding could reduce our revenue and profitability and expose us and other communications service providers or device sellers to litigation, which, even if frivolous or unsuccessful, could be costly to defend.

        If consumers' health concerns over radio frequency emissions increase, they may be discouraged from using wireless handsets. Further, government authorities might increase regulation of wireless handsets as a result of these health concerns. Any actual or perceived risk from radio frequency emissions could reduce the number of our subscribers and demand for our products and services.

Risks Related to Government Regulations

Our business is subject to extensive government regulation, which mandates how we may operate our business and may increase our cost of providing services, slow our expansion into new markets and subject our services to additional competitive pressures.

        Our ownership and operation of an MSS system are subject to significant regulation in the United States by the FCC and in foreign jurisdictions by similar authorities. Additionally, our use of our licensed spectrum globally is subject to coordination by the ITU. Our second-generation constellation has been licensed and registered in France. The rules and regulations of the FCC or these foreign authorities may change and may not continue to permit our operations as currently conducted or as we plan to conduct them. Further, certain foreign jurisdictions may decide to allow additional uses within our ITU-allocation of spectrum that may be incompatible with our continued provision of MSS.

        Failure to provide services in accordance with the terms of our licenses or failure to operate our satellites, ground stations, or other terrestrial facilities (including those necessary to provide ATC services) as required by our licenses and applicable government regulations could result in the imposition of government sanctions against us, up to and including cancellation of our licenses.

        Our system requires regulatory authorization in each of the markets in which we or the IGOs provide service. We and the IGOs may not be able to obtain or retain all regulatory approvals needed for operations. For example, the company with which the original owners of our first-generation network contracted to establish an independent gateway operation in South Africa was unable to obtain an operating license from the Republic of South Africa and abandoned the business in 2001. Regulatory changes, such as those resulting from judicial decisions or adoption of treaties, legislation or regulation in countries where we operate or intend to operate, may also significantly affect our business. Because regulations in each country are different, we may not be aware if some of the IGOs and/or persons with which we or they do business do not hold the requisite licenses and approvals.

        Our current regulatory approvals could now be, or could become, insufficient in the view of foreign regulatory authorities. Furthermore, any additional necessary approvals may not be granted on a timely basis, or at all, in all jurisdictions in which we wish to offer services, and applicable restrictions in those jurisdictions could become unduly burdensome.

        Our operations are subject to certain regulations of the United States State Department's Directorate of Defense Trade Controls (the export of satellites and related technical data), United States Treasury Department's Office of Foreign Assets Control (financial transactions and customers with sanctioned persons or countries), and the United States Commerce Department's Bureau of Industry and Security (export of satellites and related technical data, our gateways, phones) and as well as other similar foreign regulations. These U.S. and foreign obligations and regulations may limit or delay our ability to offer products and services in a particular country. We may be required to provide U.S. and some foreign government law enforcement and security agencies with call interception services and related government assistance, in respect of which we face legal obligations and restrictions in various jurisdictions. These regulations may limit or delay our ability to operate in a particular country or engage in transactions with certain parties and may impose significance compliance costs. As new laws and regulations are issued, we may be required to modify our business plans or operations. If we fail to comply with these regulations in any country, we could be subject to sanctions that could affect, materially and adversely, our ability to operate in that country. Failure to obtain the authorizations necessary to use our assigned radio frequency spectrum and to distribute our products in certain countries could have a material adverse effect on our ability to generate revenue and on our overall competitive position.

Spectrum values historically have been volatile, which could cause the value of our business to fluctuate.

        Our business plan includes forming strategic partnerships to maximize the use and value of our spectrum, network assets and combined service offerings in the United States and internationally. Value that we may be able to realize from these partnerships will depend in part on the value ascribed to our spectrum. Historically, valuations of spectrum in other frequency bands have been volatile, and we cannot predict the future value that we may be able to realize for our spectrum and other assets. In addition, to the extent that the FCC takes action that makes additional spectrum available or promotes the more flexible use or greater availability (e.g., via spectrum leasing or new spectrum sales) of existing satellite or terrestrial spectrum allocations, the availability of such additional spectrum could reduce the value that we may be able to realize for our spectrum.

Our business plan to use our licensed MSS spectrum to provide terrestrial wireless services depends upon action by third parties, which we cannot control.

        Our business plan includes utilizing approximately 11.5 MHz of our licensed MSS spectrum to provide terrestrial wireless services, including mobile broadband applications, around the world. In support of these plans, in December 2016, the FCC adopted a report and order establishing rules that permit us to offer such services. As provided in that report and order, we filed applications to modify our existing MSS licenses in April 2017 in order to obtain the terrestrial authorization permitted in the report and order. The FCC placed Globalstar's applications on public notice in May with a comment cycle that ended in July 2017. In August 2017, the FCC granted Globalstar's MSS license modification application and granted Globalstar authority to provide terrestrial broadband services over its satellite spectrum at 2483.5 MHz to 2495.0 MHz. Globlastar's MSS licenses, including its terrestrial authority, are valid until 2024 and will need to be renewed at that time. In addition, we will need to comply with certain conditions in order to provide terrestrial broadband service under its MSS licenses, including obtaining FCC certifications for our equipment that will utilize this spectrum authority. We are seeking similar approvals in various foreign jurisdictions and have applied for licenses in countries serving 375 million consumers but cannot guarantee that such applications will be successful. Additionally, Globalstar has commenced diligence efforts in countries representing an aggregate population of approximately 425 million. We are currently engaged in the process of selecting a strategic partner (or multiple partners) for operating these spectrum licenses. If we encounter delays in engaging one or more partners or other delays or obstacles in implementing our business plan to use licensed MSS spectrum to provide terrestrial wireless services, our anticipated future revenues and profitability could be reduced. We can provide no assurance that that we will be successful in monetizing the value of these licenses, if we are successful at all. Additionally, together with a working group we intend to first submit for approval our spectrum in a future band class in December 2017 and to ultimately seek approval.

        These plans to seek approval for spectrum in a future band class are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond our control and are based upon assumptions with respect to future decisions, which are subject to change. There is no assurance that we will obtain such approval, seek such approval or even initiate the process for such approval and we undertake no duty to do any of these things.

Other future regulatory decisions could reduce our existing spectrum allocation or impose additional spectrum sharing agreements on us, which could adversely affect our services and operations.

        Under the FCC's plan for MSS in our frequency bands, we must share frequencies in the United States with other licensed MSS operators. To date, there are no other authorized CDMA-based MSS operators and no pending applications for authorization. However, the FCC or other regulatory authorities may require us to share spectrum with other systems that are not currently licensed by the United States or any other jurisdiction. On February 11, 2013, Iridium filed its own petition for rulemaking seeking to have the FCC reallocate 2.725 MHz of "Big LEO" spectrum from 1616-1618.725 MHz to Iridium's exclusive use. Iridium also filed a motion to consolidate its petition with our petition for rulemaking. Subsequently, Iridium modified its petition, requesting the ability to share additional spectrum licensed to Globalstar at 1616-1618.725 MHz. Although the FCC has received comments on Iridium's petition, it has not taken any substantive action with respect to it. An adverse result in this proceeding could materially affect our ability to provide both Duplex and Simplex mobile satellite services.

        We registered our second-generation constellation with the ITU through France rather than the United States. The French radiofrequency spectrum regulatory agency, ANFR, submitted the technical papers filing to the ITU on our behalf in July 2009. As with the first-generation constellation, the ITU requires us to coordinate our spectrum assignments with other administrators and operators that use any portion of our spectrum frequency bands. We are actively engaged in but cannot predict how long the coordination process will take; however, we are able to use the frequencies during the coordination process in accordance with our national licenses.

        In March 2014, the FCC adopted an order related to the 5 GHz band which, among other things, expanded the use of unlicensed terrestrial mobile broadband services within our C-band Forward Link (Earth Station to Satellite) which operates at 5091-5250 MHz. We had previously filed comments in opposition to these changes to the technical rules due to the substantial risk of harmful interference that these deployments could have on our system. As part of this order, the FCC adopted certain technical requirements for the expanded unlicensed use within our licensed spectrum which should protect our services from harmful interference. We can provide no assurances that such requirements will be adhered to by unlicensed users or whether such requirements will actually prevent harmful interference to our services. Further, other regulatory jurisdictions internationally may also consider similar expanded unlicensed use in the 5 GHz band that may have a significant adverse impact on our ability to provide mobile satellite services.

If the FCC revokes, modifies or fails to renew or amend our licenses, our ability to operate may be curtailed.

        We hold FCC licenses for the operation of certain of our satellites, our U.S. gateways and other ground facilities, and our mobile earth terminals that are subject to revocation if we fail to satisfy specified conditions or to meet prescribed milestones. The FCC licenses are also subject to modification by the FCC. There can be no assurance that the FCC will renew the FCC licenses we hold. If the FCC revokes, modifies or fails to renew or amend the FCC licenses we hold, or if we fail to satisfy any of the conditions of our respective FCC licenses, we may not be able to continue to provide mobile satellite communications services.

If our French regulator revokes, modifies or fails to renew or amend our licenses, our ability to operate may be curtailed.

        We hold licenses issued by, and are subject to the continued regulatory jurisdiction of, the French Ministry for the Economy, Industry and Employment, French Ministry in charge of Space Activities ("MESR") and ARCEP, the French independent administrative authority of post and electronic communications regulations, for the operation of our second-generation satellites. These licenses are subject to revocation if we fail to satisfy specified conditions or to meet prescribed milestones. These licenses are also subject to modification by the French regulators. There can be no assurance that the French regulators will renew the licenses we hold. In connection with this offering, we provided notice to the MESR and ARCEP of the proposed offering. We submitted the notices on October 2, 2017. Although the MESR and ARCEP are not required to respond to our notices, they may decide to do so. For example, they may request additional information. If the MESR and ARCEP, as a result of the notices we provided or otherwise, or other French regulators for any reason revoke, modify or fail to renew or amend the licenses we hold or take any other action, or if we fail to satisfy any of the conditions of our respective French licenses, we may not be able to continue to provide mobile satellite communications services which would have a material adverse effect on our business and operations.

        Similarly, we hold certain licenses in each country within which we have ground infrastructure located. If we fail to maintain such licenses within any particular country, we may not be able to continue to operate the ground infrastructure located within that country which could prevent us from continuing to provide mobile satellite communications services within that region.

Changes in international trade regulations and other risks associated with foreign trade could adversely affect our sourcing.

        We source our products primarily from foreign contract manufacturers, with the largest concentration being in China. The adoption of regulations related to the importation of product, including quotas, duties, taxes and other charges or restrictions on imported goods, and changes in U.S. customs procedures could result in an increase in the cost of our products. Delays in customs clearance of goods or the disruption of international transportation lines used by us could result in our inability to deliver goods to customers in a timely manner or the potential loss of sales altogether. Current or future social and environmental regulations or critical issues, such as those relating to the sourcing of conflict minerals from the Democratic Republic of the Congo or the need to eliminate environmentally sensitive materials from our products, could restrict the supply of components and materials used in production or increase our costs. Any delay or interruption to our manufacturing process or in shipping our products could result in lost revenue, which would adversely affect our business, financial condition or results of operations.

Risks Related to Our Common Stock

Our Common Stock is traded on the NYSE American but could be delisted in the future, which may impair our ability to raise capital and would require us to repurchase our 8.00% Senior Notes.

        Our Common Stock was listed on the NYSE American under the symbol "GSAT." Broker-dealers may be less willing or able to sell and/or make a market in our Common Stock if delisting were to occur, which may make it more difficult for shareholders to dispose of, or to obtain accurate quotations for the price of, our Common Stock. Removal of our Common Stock from listing on the NYSE American may also make it more difficult for us to raise capital through the sale of our securities.

        If our Common Stock is not listed on a U.S. national stock exchange or approved for quotation and trading on a national automated dealer quotation system or established automated over-the-counter trading market, holders of our 8.00% Senior Notes will have the option to require us to repurchase the notes, which we may not have sufficient financial resources to do.

Restrictive covenants in our Facility Agreement do not allow us to pay dividends on our Common Stock for the foreseeable future.

        We do not expect to pay cash dividends on our Common Stock. Our Facility Agreement currently prohibits the payment of cash dividends. Any future dividend payments are within the discretion of our board of directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, contractual restrictions, business opportunities, anticipated cash needs, provisions of applicable law and other factors that our board of directors may deem relevant. We may not generate sufficient cash from operations in the future to pay dividends on our Common Stock.

The market price of our Common Stock is volatile and there is a limited market for our shares.

        The trading price of our Common Stock is subject to wide fluctuations. Factors affecting the trading price of our Common Stock may include, but are not limited to:

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  actual or anticipated variations in our operating results;

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  failure in the performance of our current or future satellites;

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  changes in financial estimates by research analysts, or any failure by us to meet or exceed any such estimates, or changes in the recommendations of any research analysts that elect to follow our Common Stock or the common stock of our competitors;

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  actual or anticipated changes in economic, political or market conditions, such as recessions or international currency fluctuations;

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  actual or anticipated changes in the regulatory environment affecting our industry, including our ability to obtain a revised spectrum license incorporating the rules approved by the FCC in December 2016;

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  actual or anticipated sales of common stock by our controlling stockholder or others;

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  changes in the market valuations of our industry peers; and

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  announcement by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives.

        The trading price of our Common Stock may also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. Our stockholders may be unable to resell their shares of our Common Stock at or above the initial purchase price. Additionally, because we are a controlled company there is a limited market for our Common Stock, and we cannot assure our stockholders that a trading market will develop further or be maintained. In periods of low trading volume, sales of significant amounts of shares of our Common Stock in the public market could lower the market price of our stock.

If you purchase our Common Stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

        If you purchase Common Stock in this offering, you will pay more for your shares than our net tangible book value per share. Based upon an assumed public offering price of $1.81 per share, which is the last reported sale price of our Common Stock on NYSE American on October 3, 2017, you will incur immediate and substantial dilution of $1.67 per share, representing the difference between the public offering price and our as adjusted net tangible book value per share as of June 30, 2017. Furthermore, if the underwriter exercises its option to purchase additional shares of our Common Stock, you could experience further dilution. You will experience additional dilution upon exercise of any warrant, upon exercise of options to purchase shares of Common Stock under our incentive award plan, or if we otherwise issue additional shares of our Common Stock or other securities exercisable or exchangeable for, or convertible into, shares of our Common Stock. For a further description of the dilution that you will experience immediately after this offering, see "Dilution."

The future issuance of additional shares of our Common Stock could cause dilution of ownership interests and adversely affect our stock price.

        We may issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of our current stockholders. We are authorized to issue 1.6 billion shares of Common Stock (400 million are designated as nonvoting) and 100 million shares of preferred stock. As of June 30, 2017, approximately 1,025.4 million shares of Common Stock and 134.0 million shares of nonvoting common stock were issued and outstanding. On August 24, 2017, holders of our 8.00% Senior Notes opted to convert approximately $16 million of 8.00% Senior Notes into 26,410,642 shares of our Common Stock. Thermo, the owner of our nonvoting common stock, plans to convert all of its shares of nonvoting common stock into Common Stock prior to the closing of this offering, in part to maintain at least a 51% voting and economic interest in us as required under the Facility Agreement.

The conversion does not require payment of any consideration. Additionally, we have been informed by James Monroe, our Chairman and Chief Executive Officer, that Thermo may sell up to 38,000,000 of shares of our Common Stock beginning 45 days after the date of this prospectus supplement and prior to December 31, 2017 for tax purposes. See "Risks—Risks Related this Offering—A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future, which could cause the market price of our Common Stock to drop significantly, even if our business is performing well" and "Underwriters." As of June 30, 2017, there were 840.6 million shares available for future issuance, of which approximately 196.4 million shares were contingently issuable upon the exercise of warrants, stock options, or convertible notes, the vesting of restricted stock awards, and as consideration for other liabilities. The potential issuance of additional shares of Common Stock may create downward pressure on the trading price of our Common Stock. We may issue additional shares of our Common Stock or other securities that are convertible into or exercisable for Common Stock for capital raising or other business purposes. Future sales of substantial amounts of Common Stock, or the perception that sales could occur, could have a material adverse effect on the price of our Common Stock.

We have issued and may issue shares of preferred stock or debt securities with greater rights than our Common Stock.

        Our certificate of incorporation authorizes our board of directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from holders of our Common Stock. Currently, there are 100 million shares of preferred stock authorized; during 2009 one share of Series A Convertible Preferred Stock was issued and subsequently converted to shares of Common Stock and nonvoting common stock. Any preferred stock that is issued may rank ahead of our Common Stock in terms of dividends, priority and liquidation premiums and may have greater voting rights than holders of our Common Stock.

If persons engage in short sales of our Common Stock, the price of our Common Stock may decline.

        Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. Further sales of Common Stock could cause even greater declines in the price of our Common Stock due to the number of additional shares available in the market, which could encourage short sales that could further undermine the value of our Common Stock. Holders of our securities could, therefore, experience a decline in the value of their investment as a result of short sales of our Common Stock.

Provisions in our charter documents and Facility Agreement and Delaware corporate law may discourage takeovers, which could affect the rights of holders of our Common Stock and convertible notes.

        Provisions of Delaware law and our amended and restated certificate of incorporation, amended and restated bylaws and our Facility Agreement and indenture could hamper a third party's acquisition of us or discourage a third party from attempting to acquire control of us. These provisions include:

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  the absence of cumulative voting in the election of our directors, which means that the holders of a majority of our Common Stock may elect all of the directors standing for election;

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  the ability of our board of directors to issue preferred stock with voting rights or with rights senior to those of the Common Stock without any further vote or action by the holders of our Common Stock;

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  the division of our board of directors into three separate classes serving staggered three-year terms;

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  the ability of our stockholders, at such time when Thermo does not own a majority of our outstanding capital stock entitled to vote in the election of directors, to remove our directors only for cause and only by the vote of at least 66 2/3% of the outstanding shares of capital stock entitled to vote in the election of directors;

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  prohibitions, at such time when Thermo does not own a majority of our outstanding capital stock entitled to vote in the election of directors, on our stockholders acting by written consent;

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  prohibitions on our stockholders calling special meetings of stockholders or filling vacancies on our board of directors;

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  the requirement, at such time when Thermo does not own a majority of our outstanding capital stock entitled to vote in the election of directors, that our stockholders must obtain a super-majority vote to amend or repeal our amended and restated certificate of incorporation or bylaws;

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  change of control provisions in our Facility Agreement, which provide that a change of control will constitute an event of default and, unless waived by the lenders, will result in the acceleration of the maturity of all indebtedness under that agreement;

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  change of control provisions relating to our 8.00% Senior Notes, which provide that a change of control will permit holders of those notes to demand immediate repayment; and

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  change of control provisions in our 2006 Equity Incentive Plan, which provide that a change of control may accelerate the vesting of all outstanding stock options, stock appreciation rights and restricted stock.

        We also are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits us from engaging in any business combination with any interested stockholder, as defined in that section, for a period of three years following the date on which that stockholder became an interested stockholder. This provision does not apply to Thermo, which became our principal stockholder prior to our initial public offering.

        These provisions also could make it more difficult for you and our other stockholders to elect directors and take other corporate actions, and could limit the price that investors might be willing to pay in the future for shares of our Common Stock.

We are controlled by Thermo, whose interests may conflict with yours.

        As of June 30, 2017, Thermo owned approximately 53% of our outstanding Common Stock and approximately 59% of all outstanding common stock. Additionally, Thermo owns convertible notes and warrants that may be converted into or exercised for additional shares of Common Stock and plans to convert all 134,008,656 shares of its nonvoting common stock into Common Stock prior to the closing of this offering, in part to maintain at least a 51% voting and economic interest in us as required under the Facility Agreement. Thermo is able to control the election of all of the members of our board of directors and the vote on substantially all other matters, including significant corporate transactions such as the approval of a merger or other transaction involving our sale. Thermo has indicated an interest in purchasing an aggregate amount of up to $20 million in shares of our Common Stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, fewer or no shares in this offering to Thermo or Thermo may determine to purchase more, fewer or no shares in this offering.

        We have depended substantially on Thermo to provide capital to finance our business. In 2006 and 2007, Thermo purchased an aggregate of $200 million of Common Stock at prices substantially above market. On December 17, 2007, Thermo assumed all of the obligations and was assigned all of the rights (other than indemnification rights) of the administrative agent and the lenders under our amended and restated credit agreement. To fulfill the conditions precedent to our Facility Agreement, in 2009, Thermo converted the loans outstanding under the credit agreement into equity and terminated the credit agreement. In addition, Thermo and its affiliates deposited $60.0 million in a contingent equity account to fulfill a condition precedent for borrowing under the Facility Agreement, purchased $20.0 million of our 5.0% Notes, which were subsequently converted into shares of Common Stock in 2013, purchased $11.4 million of our 8.00% Senior Notes, loaned us $37.5 million to fund our debt service reserve account under the Facility Agreement, and funded a total of $65.0 million during 2013 pursuant to the terms of the Equity Commitment, Restructuring and Consent Agreement, the Common Stock Purchase Agreement, and the Common Stock Purchase and Option Agreement. Additionally, in August 2015, we entered into an equity agreement with Thermo in which Thermo agreed to purchase up to $30.0 million of our equity securities if we so requested or if an event of default was continuing under the Facility Agreement and funds were not available under our Common Stock purchase agreement with Terrapin. Thermo was not required to fund under this commitment and has no remaining cash equity commitment as of December 31, 2016. In June 2017, Thermo purchased $33 million of our Common Stock to provide funds required by our lenders to obtain an amendment to our Facility Agreement.

        Thermo is controlled by James Monroe III, our Chairman and CEO. Through Thermo, Mr. Monroe holds equity interests in, and serves as an executive officer or director of, a diverse group of privately-owned businesses not otherwise related to us. We reimburse Thermo and Mr. Monroe for certain third party, documented, out of pocket expenses they incur in connection with our business.

        The interests of Thermo may conflict with the interests of our other stockholders. Thermo may take actions it believes will benefit its equity investment in us or loans to us even though such actions might not be in your best interests as a holder of our Common Stock.

Risks Related to This Offering

Eighty percent of the proceeds from this offering will be placed in a restricted account for the benefit of our lenders; we may have additional liquidity needs to fulfill our business plan.

        Pursuant to the Amended and Restated BPIFAE Facility Agreement dated as of June 30, 2017 (the "Facility Agreement"), we are required to deposit 80% of the net cash proceeds received from this offering as well as any other equity issuance, subordinated indebtedness or any equity contribution to us or one of our subsidiaries through December 31, 2019 into a restricted account that may only be used to pay obligations under the Facility Agreement, rather than being used for other business purposes. The remaining 20% of the proceeds received from this offering and any other proceeds raised as described in the previous sentence may not be sufficient liquidity to meet our long-term business plans. Accordingly, we will place 80% of the net proceeds of this offering in this restricted account and expect to use it to make principal payments due under the Facility Agreement in December 2017 and June 2018, and 80% of proceeds from any additional equity offering or offerings consummated before December 31, 2019 will be placed into this restricted account as well.

Management will have broad discretion as to the use of the remaining proceeds from this offering, and we may not use the proceeds effectively.

        Our management will have broad discretion in the application of the remaining net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the implementation of our business plan and cause the price of our Common Stock to decline.

The effect of the issuance of our shares of Common Stock in this offering may be to lower the market price of our Common Stock.

        In this offering, we are offering up to $125,000,000 in shares of our Common Stock and up to $143,750,000 in shares of our Common Stock if the underwriters exercise their option to purchase additional shares in full. These sales of our Common Stock could cause the market price of our Common Stock to decline. In addition, the market price of our Common Stock could be further negatively affected by resales of our Common Stock by the underwriters or their affiliates as described above, or other short sales of our Common Stock.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future, which could cause the market price of our Common Stock to drop significantly, even if our business is performing well.

        Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock. After this offering, we will have outstanding            shares of Common Stock, based on 1,025,388,954 shares outstanding as of June 30, 2017. This includes the shares that we are selling in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates. Of the remaining shares, shares held by our directors, executive officers and Thermo Capital Partners LLC and its affiliate entities that own stock in us are subject to a contractual lock-up with the underwriters for this offering for a period of 90 days from the date of this prospectus supplement but the lock-up is subject to certain restrictions. See "Underwriters." These shares can be sold, subject to any applicable volume limitations under federal securities laws, after the earlier of the expiration of the lock-up period or release from the lock-up by Morgan Stanley & Co. LLC in its sole discretion. We have been informed by James Monroe, our Chairman and Chief Executive Officer, that Thermo may sell up to 38 million shares of our Common Stock after 45 days from the date of this prospectus supplement and prior to December 31, 2017 for tax purposes.

If securities analysts do not publish research or reports about our business or if they downgrade our company or our sector, the price of our Common Stock could decline.

        The trading market for our Common Stock depends in part on the research and reports that industry or financial analysts publish about us or our business. We do not influence or control the reporting of these analysts. If one or more of the analysts who do cover us downgrade or provide a negative outlook on Globalstar or our industry, change their views regarding the stock of any of our competitors or other companies in our industry, or publish inaccurate or unfavorable research about our business, the price of our Common Stock could decline. If one or more of these analysts ceases coverage of Globalstar or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause the price of our Common Stock to decline.

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  Exhibit 99.2
The Company
RISK FACTORS